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Exhibit 10.1

TENTH AMENDMENT TO
FIRST AMENDED AND RESTATED
WAREHOUSING CREDIT AND SECURITY AGREEMENT

THIS TENTH AMENDMENT TO FIRST AMENDED AND RESTATED WAREHOUSING CREDIT AND SECURITY AGREEMENT (this "Amendment") is entered into as of this 1 st day of August, 2001, by and between MONUMENT MORTGAGE, INC., a California corporation ("Borrower") and RESIDENTIAL FUNDING CORPORATION, a Delaware corporation ("Lender").

WHEREAS, Borrower and Lender have entered into a single family revolving warehouse facility with a present Commitment Amount of $25,000,000, to finance Mortgage Loans as evidenced by a First Amended and Restated Promissory Note in the principal sum of $85,000,000 dated as of August 22, 2000 (the "Note"), and by a First Amended and Restated Warehousing Credit and Security Agreement dated as of August 9, 1999, as the same may have been amended or supplemented (the "Agreement"); and

WHEREAS, Borrower has requested that Lender extend the period for which the Commitment under the Agreement has been made and amend certain other terms of the Agreement, and Lender has agreed to such extension of the Agreement and amendment of the Agreement, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, for and in consideration of the foregoing and of the mutual covenants, agreements and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. The effective date ("Effective Date") of this Amendment is August 1, 2001.

      2. All capitalized terms used herein and not otherwise defined have their respective meanings set forth in the Agreement.

      3. Section 1.1 of the Agreement is amended to delete the following definitions in their entirety, replacing them with the following definitions:

    "Commitment Amount" means $15,000,000.

    "Maturity Date" means the earlier of: (a) the close of business on November 30, 2001, as such date may be extended from time to time in writing by Lender, in its sole discretion, on which date the Commitment will expire of its own term, and without the necessity of action by Lender, and (b) the date the Advances become due and payable pursuant to Section 8.2 below.

      4. Section 2.1(a) of the Agreement is deleted in its entirety and replaced with the following:

        2.1(a) Subject to the terms of this Agreement and provided no Default or Event of Default has occurred and is continuing, the Lender agrees from time to time during the period from the Closing Date to, and including October 31, 2001, to make Advances to the Borrower, provided the total aggregate principal amount outstanding at any one time of all such Advances shall not exceed the Commitment Amount. The obligation of the Lender to make Advances hereunder up to the Commitment Amount is hereinafter referred to as the "Commitment." Within the Commitment, the Borrower may borrow, repay and reborrow. All Advances under this Agreement shall constitute a single indebtedness, and all of the Collateral shall be security for the Note and for the performance of all the Obligations.

      5. Section 2.5(j) of the Agreement is deleted in its entirety and the following is substituted in lieu thereof:

          2.5(j) Borrower shall prepay a portion of the Advances outstanding under this Agreement in an amount not less than $1,000,000 (a "Buydown"). The Buydown is a reduction in the aggregate amount of the Advances outstanding under this Agreement, but does not represent the prepayment of any particular Advance, and does not entitle Borrower to the release of any Collateral. If Lender receives a payment of Advances that would, as a result of the Buydown by Borrower, reduce the outstanding principal balance of the Advances to an amount less than zero, the Buydown, or a portion of the Buydown equal to such excess will be re-advanced to Borrower. Lender may apply Buydowns to reduce interest payable by Borrower on outstanding Advances in any order that Lender determines in its sole discretion.

      6. Section 7.9 of the Agreement is deleted in its entirety and the following is substituted in lieu thereof:

        Section 7.9.  Minimum Cash and Cash Equivalents.  Permit the Cash and Cash Equivalents of Borrower (including the Buydown) at any time to be less than $3,500,000.

      7. Section 8.1(n) of the Agreement is deleted in its entirety and replaced with the following:

          8.1(n) Diogo Abreu shall cease to be the Vice Chairman of Borrower; or

      8. Borrower is in Default under Section 8.1(r) of the Agreement as a result of Guarantor's failure to comply with the Permitted Cumulative Loss requirement. A breach of Section 8.1(r) is an immediate Event of Default entitling the Lender to exercise all rights it has under the Agreement and the Loan Documents delivered in connection with the Agreement, including the right to cease making Advances to Borrower and the right to accelerate the Obligations. Borrower has requested and Lender hereby agrees to forbear from exercising its rights with respect to the Event of Default described above or any subsequent breach of Section 8.1(r), subject to the following:

    a.
    Guarantor's monthly net loss, on a non-cumulative basis, does not exceed $500,000; and

    b.
    No additional Default or Event of Default occurs.

  This is not an agreement to forbear any other Defaults or Events of Default. The Lender expressly reserves all rights and remedies available to it under the Loan Documents.

      9. The Borrower is in Default under Section 8.1(n) of the Agreement as a result of the resignation of Rick Cossano as the Chief Executive Officer of the Guarantor. Borrower has requested, and Lender hereby agrees, to waive its Default rights with respect to the requirement that Rick Cossano remain as the Chief Executive Officer of Guarantor as set forth in Section 8.1(n) of the Agreement. The foregoing waiver applies only to the specific instance described herein. It is not a waiver of any subsequent breach of Section 8.1(n), as amended hereby, or any breach of any other provisions of the Agreement.

      10. Exhibit I-SF to the Agreement is hereby deleted in its entirety and replaced with the new Exhibit I-SF attached to this Amendment. All references in the Agreement to Exhibit I-SF shall be deemed to refer to the new Exhibit I-SF.

      11. Exhibit M to the Agreement is hereby deleted in its entirety and replaced with the new Exhibit M attached to this Amendment. All references in the Agreement to Exhibit M shall be deemed to refer to the new Exhibit M

      12. Borrower must deliver to Lender (a) an executed original of this Amendment; (b) an executed Certificate of Secretary with corporate resolutions; (c) a $7,500 extension fee; and (d) a $350 document production fee.

      13. Borrower represents, warrants and agrees that (a) except as stated above, there exists no Default or Event of Default under the Loan Documents, (b) the Loan Documents continue to be the legal, valid and binding agreements and obligations of Borrower enforceable in accordance with their terms, as modified herein, (c) Lender is not in default under any of the Loan Documents and Borrower has no offset or defense to its performance or obligations under any of the Loan Documents, (d) the representations contained in the Loan Documents remain true and accurate in all material respects, and (e) there has been no material adverse change in the financial condition of Borrower from the date of the Agreement to the date of this Amendment.

      14. Except as hereby expressly modified, the Agreement is otherwise unchanged and remains in full force and effect, and Borrower ratifies and reaffirms all of its obligations thereunder.

      15. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered will be an original, but all of which will together constitute one and the same instrument.

IN WITNESS WHEREOF, Borrower and Lender have caused this Amendment to be duly executed on their behalf by their duly authorized officers as of the day and year above written.

MONUMENT MORTGAGE, INC., a California corporation
By:

Its:

RESIDENTIAL FUNDING CORPORATION, a Delaware corporation
By:

Its:

CONSENT OF GUARANTOR

    The undersigned, being the Guarantor under the Guaranty dated as of August 9, 1999, hereby consents to the foregoing Amendment and the transactions contemplated thereby and hereby modifies and reaffirms its obligations under its Guaranty so as to include within the term "Guaranteed Debt" the indebtedness, obligations and liabilities of Borrower under this Amendment and the Note. The Guarantor hereby reaffirms that its obligations under its Guaranty are separate and distinct from Borrower's obligations to Lender, and that its obligations under the Guaranty are in full force and effect, and hereby waives and agrees not to assert any anti-deficiency protections or other rights as a defense to its obligations under the Guaranty, all as more fully set forth in the Guaranty, the terms of which are incorporated herein as if fully set forth herein.

Dated:

FiNET.COM, INC., a Delaware corporation
By:

Its:

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TENTH AMENDMENT TO FIRST AMENDED AND RESTATED WAREHOUSING CREDIT AND SECURITY AGREEMENT
CONSENT OF GUARANTOR